SWIFTY CARWASH & QUIK-LUBE, INC.

                              EMPLOYMENT AGREEMENT

         Employment Agreement executed on April 6, 1998 (the "Agreement") by and between Swifty Carwash & Quik-Lube, Inc. (the "Company"), a Florida corporation having its principal place of business at 17521 Crawley Road, Odessa, Florida 33556; and Stanley D. Rabushka (the "Employee") whose address is 230 S. Bemiston, Suite 1200, St. Louis, Missouri 63105. This agreement commemorates the agreement reached prior to the date hereof and is executed at this time to memorialize that prior agreement and to minimize the possibility of any misunderstanding. The undersigned, Rachel L. Steele, President, represents and warrants that she has the full authority to enter into this agreement on behalf of the Company and to obligate the Company to the terms hereof, and that she has obtained proper authorization of the board of directors of the Company in connection therewith.

                             BACKGROUND INFORMATION

         The Company wishes to secure the employment services of the Employee for a definite period of time and upon the particular terms and conditions hereinafter set forth. The Employee is willing to be so employed. Accordingly, the parties agree as follows:

                              OPERATIVE PROVISIONS

         1. Employment and Terms. The Company hereby employs Employee and the latter accepts employment by the Company for the period commencing with the inception of the corporation (the "Commencement Date") and expiring April 6, 2001 (the "Initial Term"), which employment shall be automatically extended for unlimited successive one year periods (each a "Successor Term") unless it is terminated during the pendency of any such term, whether Initial or Successor, by the occurrence of one of the events described in Section 8, hereof, or at the end of any such term by one party furnishing the other with written notice, at least 60 days prior to the expiration of such term, of an intent to terminate this Agreement upon the expiration of such term.

         2. Duties. During the term of this Agreement, whether Initial or Successor, the Employee shall render to the Company services described in Exhibit "A", and shall perform such other duties as may be agreed upon between the Company and Employee. During such period, the Employee shall use his best efforts to promote the interests and reputation of the Company. Hours of service to the Company during the term of this Agreement shall be as determined by agreement between the Company and Employee.

         3. Compensation. For the services to be rendered by the Employee under this Agreement, the Employment shall receive compensation in amounts determined from time to time by the Company's Board of Directors.

         4. Reimbursement of Expenses. The Employee shall be reimbursed by the Company for all normal and reasonable expenses necessarily incurred by him in the performance of his obligations hereunder, subject to such reasonable substantiation requirements as may be imposed by the Company.

         5. Proprietary Information. During or after the expiration of his term of employment with the Company, the Employee shall not communicate or divulge to, or use for the benefit of, any individual, association, partnership, trust, corporation or other entity except the Company, any proprietary information of the Company received by the Employee by virtue of such employment, without first being in receipt of the Company's written consent to do so. The term proprietary information shall include, but not be limited to, the Company's prospective site list, information or research concerning the carwash or oil change industries, Company personnel or financial information and all financial or business information relating to the Company's operations. This paragraph relates to all written documentation related tot he Company, whether furnished to him by the Company or compiled by him in connection with his duties. It is expressly understood and agreed that all such information is the property of the Company and must be immediately returned to the Company upon notice of termination either by the Company or by the Employee. It is further understood and agreed that non-disclosure also applies to information known to the Employee but not reduced to written or recorded form.

         6.       Restrictive Covenant.

                  a. Scope of Covenant. The Employee shall not, within any state within which the Company is actively engaged in the conduct of its business, during the term of this Agreement and the two year period following termination of such employment, for any reason, engage or become interested in, directly or indirectly, as owner, shareholder, partner, co-venturer, director, officer, employee, agent, consultant or otherwise, any activity which is then engaged in by the Company, nor, during the term of this Agreement and the two year post-termination period, employ or attempt to employ any employee or independent contractor of the Company, or otherwise encourage or attempt to encourage any employee or independent contractor of the Company to leave the Company's employ.

                  b. Divisibility of Covenant Period. If any portion of the restrictive covenant contained herein is held to be unreasonable, arbitrary or against public policy, each covenant shall be considered divisible both as to time and geographic area, such that each month within the specified period shall be deemed a separate period of time and each state shall be deemed a separate geographical area, resulting in an intended requirement that the longest lesser time and largest lesser geographical area determined not to be unreasonable, arbitrary or against public policy shall remain effective and be specifically enforceable against the Employee.

                  c. Covenant Independent. Each restrictive covenant on the part of the Employee set forth in this Agreement shall be construed as a covenant independent of any other covenant or provision of this Agreement or any other agreement which the Employee may have, whether fully performed or executory, and the existence of any claim or cause of action by the Employee against the Company, whether predicated upon another covenant or provision of this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any other covenant.

                  d. Court Proceedings. In any action or proceeding by the Company relating to or involving the enforcement of this covenant, the Employee hereby waives any and all right to a trial by jury with respect to the action, proceeding, or other litigation resulting from or involving the enforcement of this covenant. Further, in any action or proceeding by the Company to obtain a temporary restraining order and/or preliminary injunction, the Employee hereby agrees to waive the necessity of the Company posting an injunction bond in order to obtain a temporary restraining order and/or motion for preliminary injunction be granted in whole or in part and should the Company be ultimately unsuccessful in obtaining a permanent injunction to enforce the covenant, the Employee hereby waives any and all rights the Employee may have against the Company for any injuries or damages, including consequential damages, sustained by the Employee and arising directly or indirectly from the issuance of the temporary restraining order and/or preliminary injunction.

                  e. Extension of Covenant Period. The period of time during which the Employee is prohibited from engaging in the practices identified in 6(a) above shall be extended by any length of time during which the Employee is in breach of such covenants.

                  f. Survival of Covenants. All restrictive covenants contained in this Agreement shall survive the termination of this Agreement.

         7. Remedies for Breach of Employee's Obligations. The parties agree that the services of the Employee are of a personal, specific, unique and extraordinary character and cannot be readily replaced by the Company. They further agree that in the course of performing his services, the Employee will have access to various types of proprietary information of the Company, which, if released to others or used by the Employee other than for the benefit of the Company, in either case without the Company's consent, could cause the Company to suffer irreparable injury. Therefore, the obligations of the Employee established under ss.ss.5 and 6 hereof shall be enforceable both at law and in equity, by injunction, specific performance, damages or other remedy; and the right of the Company to obtain any such remedy shall be cumulative and not alternative and shall not be exhausted by any one or more uses thereof.

         8.       Termination of Employment.

                  a. Death. The Employee's employment hereunder shall terminate in the event of the Employee's death. Except for any salary and benefits accrued, vested and unpaid as of the date of any such termination and except for any benefits to which the Employee or his heirs or personal representatives may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Company, the Company shall be under no further obligation hereunder to the Employee or to his heirs or personal representatives, and the Employee or his heirs or personal representative no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement.

                  b. Disability. The Company may terminate the Employee's employment hereunder for disability if a physician selected by the Company determines that the Employee is substantially unable to render to the Company services of the character contemplated by Section 2 of this Agreement, by reason of a physical or mental illness or other condition, for more that 90 consecutive days or for shorter aggregating more than 120 days in any period of 12 consecutive months (excluding in each case days on which the Employee shall be on vacation). In the event of such disability, the Employee shall be entitled to receive any salary and benefits accrued, vested and unpaid as of the date of any such termination and any benefits to which the Employee may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Company; and upon the Employee's receipt of such salary and benefits the Company shall be under no further obligation hereunder to the Employee and the Employee no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement.

                  c. Termination by the Company or Employee. The Company may terminate his employment hereunder at any time by giving the Employee 10 days prior written notice of such termination. The Employee may at any time terminate the Employee's employment hereunder at any time by giving the Company 10 days prior written notice of such termination (the "Termination Notice").

         9. Indebtedness of Employee. If, during the course of his employment, Employee becomes indebted to the Company for any reason, the Company shall, if it so elects, have the right to set-off and to collect any sums due it from the Employee out of any amounts which it may owe to the Employee for unpaid compensation. In the event that this Agreement terminated for any reason, all sums owed by the Employee to the Company shall become immediately due and payable.

         10. Indemnification of Employee. The Company agrees to indemnify and hold harmless the Employee against and in respect of all damages, including any claim, action, demand, loss, cost, expense, liability (joint or several), penalty, and other damage, including without limitation counsel fees and other costs and expenses reasonably incurred in investigation or in attempting to avoid same or oppose imposition thereof or in enforcing this indemnity, resulting to the Employee as a result of the Employee being an officer or employee of the Company to the fullest extent permitted by Fla. Stat. ss.607.0850, or its successor.

         11.      Miscellaneous Provisions.

                  a. Nonassignability:   Neither this agreement nor any right or
interest hereunder shall be assignable by the Employee.

                  b. Enforceability: If any term or condition or this agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this agreement, and such term or condition except to such extent or in such application, shall not be affected thereby and each and every term and condition of this agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

                  c. Notice: All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be made by: (i) certified mail, return receipt requested; (ii) Federal Express, Express Mail, or similar overnight delivery or courier service; or (iii) delivery (in person or by facsimile or similar telecommunication transmission) to the party to whom it is to be given, to the address appearing elsewhere in this Agreement or to such other address as any party hereto may have designated by written notice forwarded to the other party in accordance with the provisions of this Section 11(c). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 11(c) shall be deemed given at the time of receipt thereof.

                  d. Application of Florida Law: This agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Florida. Venue shall be deemed located in Hillsborough County, Florida.

                  e. Counterparts: This agreement may be executed by any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  f. Binding Effect: Each of the provisions and agreements herein contained shall be binding upon and enure to the benefit of the personal representatives, devisees, heirs, successors, transferees and assigns of the respective parties hereto.

                  g. Legal Fees and Costs: If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party(ies).

                  h. Jurisdiction: The parties agree that, irrespective of any wording that might be construed to be in conflict with this paragraph, this agreement is one for performance in Florida. The parties to this agreement agree that they waive any objection, constitutional, statutory or otherwise, to a Florida court's taking jurisdiction of any dispute between them. By entering into this agreement, the parties, and each of them understand that they might be called upon to answer a claim asserted in a Florida court.

         In witness whereof, the parties have executed this Agreement the date first set forth above.


                                            SWIFTY CARWASH & QUIK-LUBE,  INC.



                                         By:  _________________________________
                                              Rachel L. Steele, President



                                            EMPLOYEE



                                          By:  _________________________________
                                               Stanley D. Rabushka


                      AGREEMENT REGARDING ISSUING OF STOCK

         In accordance with understandings and agreements by and between Swifty Carwash & Quik-Lube, Inc. (the "Company"), and Stanley D. Rabushka (the "Employee") and in consideration of services and assistance rendered to the Company by Employee in the beginning stages of the formation of the Company and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company agrees to promptly issue to Employee as his property (or his designee as indicated below) One Million Four Hundred Thousand
(1,400,000) shares of common stock of Swifty Carwash & Quik-Lube, Inc. In accordance with Employee's instructions, this stock shall be registered in the names of:

         Stanley Rabushka and Arlene Rabushka, tenants by the entirety

The Company and Employee agrees that they shall value this stock for tax purposes at .0483 cents per share or at total of $67,620.00 for the entire 1,400,000 shares and they agree that this is a fair and just valuation. To the extent that such shares may not have been previously issued and/or delivered, the Company shall promptly issue such shares and the Company shall promptly deliver those shares to Employee. This agreement commemorates the agreement reached prior to the date hereof and is executed at this time as confirmation of that prior agreement. The undersigned, Rachel L. Steele, President, represents and warrants that she has the full authority to enter into this agreement on behalf of the Company and to obligate the Company to the terms hereof, and that she has obtained proper authorization of the board of directors of the Company in connection therewith.


SWIFTY CARWASH & QUIK-LUBE, INC.

By:  ________________________________
     Rachel L. Steele, President



EMPLOYEE

By:  _________________________________
     Stanley D. Rabushka
     230 S. Bemiston, Suite 1200
     St. Louis, Missouri 63105